Exhibit 10.1

Execution Version

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT, dated effective as of July 27, 2022 (this “Agreement”), is by and among PBF Energy Inc., a Delaware corporation (“Parent”), PBF Energy Company LLC, a Delaware limited liability company and Subsidiary of Parent (“PBF LLC” and, together with Parent, the “Parent Entities”), and PBF Logistics LP, a Delaware limited partnership (“Partnership”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, PBF LLC and Partnership have entered into an Agreement and Plan of Merger, dated as of the date hereof (as may be amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Parent, PBF LLC, PBF Logistics GP LLC, a Delaware limited liability company and the general partner of Partnership, Riverlands Merger Sub LLC, a Delaware limited liability company and a wholly owned Subsidiary of Parent (“Merger Sub”), PBFX Holdings Inc., a Delaware corporation (“HoldCo”) and Partnership, pursuant to which, upon the terms and subject to the conditions set forth therein, at the Effective Time, Merger Sub will merge with and into Partnership (the “Merger”), with Partnership surviving the Merger as an indirect Subsidiary of Parent owned by each of PBF LLC and HoldCo as provided in the Merger Agreement;

WHEREAS, Parent, indirectly through PBF LLC, is the Beneficial Owner (as defined below) of 29,953,631 common units (“Common Units”) representing limited partner interests in Partnership (such Common Units, the “Parent Common Units”);

WHEREAS, concurrently with the execution and delivery of the Merger Agreement, and as a condition and an inducement to Partnership entering into the Merger Agreement, the Parent Entities are entering into this Agreement with respect to the Parent Common Units; and

WHEREAS, the Parent is willing, subject to the limitations herein, not to Transfer (as defined below) any of the Parent Common Units and to cause PBF LLC to vote the Parent Common Units in a manner so as to facilitate consummation of the Merger and the other transactions contemplated by the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

GENERAL

Section 1.1 Definitions. This Agreement is the “Support Agreement” as defined in the Merger Agreement. Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement.

(a) “Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance). For the avoidance of doubt, Beneficially Own and Beneficial Ownership shall also include record ownership of securities.

(b) “Beneficial Owners” shall mean Persons who Beneficially Own the referenced securities.

(c) “Transfer” means any direct or indirect offer, sale, assignment, pledge, disposition or other similar transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, assignment, pledge, disposition or other transfer (by operation of law or otherwise), of any Common Units Beneficially Owned by Parent, including in each case through the Transfer of any Person or any interest in any Person.

ARTICLE II

AGREEMENT TO RETAIN COMMON UNITS

Section 2.1 Transfer and Encumbrance of Parent Common Units.

(a) From the date of this Agreement until the earliest of (i) the Partnership Unitholder Approval being obtained, (ii) the date on which a Partnership Adverse Recommendation Change occurs, (iii) the termination of the Merger Agreement pursuant to and in compliance with the terms thereof or (iv) the termination of this Agreement by the written consent of the parties hereto and the GP Conflicts Committee (such earliest date, the “Termination Date”), the Parent Entities shall not, with respect to any Common Units Beneficially Owned by Parent, (x) Transfer any such Common Units or (y) deposit any such Common Units into a voting trust or enter into a voting agreement or arrangement with respect to such Common Units or grant any proxy (except as otherwise provided herein) or power of attorney with respect thereto.

(b) Notwithstanding Section 2.1(a), the Parent Entities may Transfer any Parent Common Units to any Person that (i) is a party to an agreement with Partnership with substantially similar terms as this Agreement or (ii) as a condition to such Transfer, agrees in a writing, reasonably satisfactory in form and substance to Partnership, to be bound by this Agreement, and delivers a copy of such executed written agreement to Partnership prior to the consummation of such transfer.

(c) Nothing in this Agreement shall restrict direct or indirect Transfers of equity or other interests in any Parent Entity (it being understood that the Parent Entities shall remain bound by this Agreement).

Section 2.2 Additional Purchases. From the date of this Agreement until the Termination Date, the Parent Entities agree that they shall not, and shall cause their respective Subsidiaries (excluding Partnership and Partnership GP) not to, purchase or otherwise acquire any additional Common Units other than the 29,953,631 Common Units of which Parent is the Beneficial Owner as of the date hereof.

Section 2.3 Unpermitted Transfers; Involuntary Transfers. Any Transfer or attempted Transfer of any Common Units in violation of this Article II shall, to the fullest extent permitted by applicable Law, be null and void ab initio. If any involuntary Transfer of any of the Parent Entities’ Common Units shall occur, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Common Units subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement.

ARTICLE III

AGREEMENT TO VOTE

Section 3.1 Agreement to Vote. Prior to the Termination Date, the Parent Entities irrevocably and unconditionally agree that they shall, at any Partnership Unitholders Meeting, however called, appear at such meeting or otherwise cause the Parent Common Units to be counted as present at such meeting for purpose of establishing a quorum and vote, or cause to be voted at such meeting, all Parent Common Units:

(a) in favor of the Merger Agreement and the transactions contemplated thereby, including the Merger; and

(b) against (i) any agreement, transaction or proposal that relates to any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or inconsistent with the Merger or matters contemplated by the Merger Agreement; (ii) any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of any Parent Entity or any of their respective Subsidiaries contained in the Merger Agreement; (iii) any action or agreement that would result in any condition to the consummation of the Merger or the transactions contemplated by the Merger Agreement set forth in Article VI of the Merger Agreement not being fulfilled; and (iv) any other action that would reasonably be expected to materially impede, interfere with, delay, discourage, postpone or adversely affect any of the transactions contemplated by the Merger Agreement, including the Merger, or this Agreement. Any attempt by any Parent Entity to vote, consent or express dissent with respect to (or otherwise to utilize the voting power of), the Parent Common Units in contravention of this Section 3.1 shall be null and void ab initio.

Notwithstanding anything to the contrary in this Agreement, the Parent Entities shall remain free to vote (or execute consents or proxies with respect to) the Parent Common Units with respect to any matter other than as set forth in Section 3.1(a) and Section 3.1(b) in any manner any Parent Entity deems appropriate.

Section 3.2 Limited Proxy. The Parent Entities hereby irrevocably appoint as their proxy and attorney-in-fact, the chairman of the GP Conflicts Committee and any person designated in writing by the chairman of the GP Conflicts Committee, each of them individually, with full power of substitution and resubstitution, to consent to or vote the Parent Common Units solely with respect to the matters set forth in Section 3.1(a) and Section 3.1(b) above. The Parent Entities intend this proxy to be irrevocable and unconditional with respect to the matters set forth in Section 3.1(a) and Section 3.1(b) during the term of this Agreement and coupled with an interest and will take such further action or execute such other instruments as may be reasonably necessary to effect the intent of this proxy, and hereby revokes any proxy previously granted by any Parent Entity with respect to the with respect to the matters set forth in Section 3.1(a) and Section 3.1(b) (and the Parent Entities hereby represent that any such proxy is revocable). The proxy granted by the Parent Entities pursuant to this Section 3.2 (i) shall be automatically revoked upon the earlier of the occurrence of (a) a Partnership Adverse Recommendation Change and (b) the Termination Date and (ii) may be terminated at any time by Partnership (and the GP Conflicts Committee, on behalf of Partnership) in its sole election by written notice provided to Parent.

ARTICLE IV

ADDITIONAL AGREEMENTS

Section 4.1 Waiver of Litigation. The Parent Entities agree (a) not to commence or join in, and (b) to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Partnership or any of its affiliates and each of their successors or directors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, including any claim (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing) or (ii) alleging a breach of any fiduciary duty of the GP Board (or the GP Conflicts Committee) in connection with the negotiation and entry into this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, and hereby irrevocably waives any claim or rights whatsoever with respect to any of the foregoing.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE PARENT ENTITIES

Section 5.1 Representations and Warranties. The Parent Entities hereby represent and warrant as follows:

(a) Ownership. Parent has, with respect to the Parent Common Units, and at all times during the term of this Agreement will continue to have, Beneficial Ownership of, good and valid title to and full and exclusive power to vote, issue instructions with respect to the matters set forth in Article III, agree to all of the matters set forth in this Agreement and to Transfer the Parent Common Units. The Parent Common Units constitute all of the Common Units of Partnership owned Beneficially Owned by Parent as of the date of this Agreement.

(b) Authority. Each Parent Entity has full power and authority and is duly authorized to make, enter into and carry out the terms of this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by each Parent Entity and (assuming due authorization, execution and delivery by Partnership) constitutes a valid and binding agreement of each Parent Entity, enforceable against each Parent Entity in accordance with its terms (except in all cases as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles), and no other action is necessary to authorize the execution and delivery by each Parent Entity or the performance of each Parent Entity’s obligations hereunder.

(c) No Violation. The execution, delivery and performance by each Parent Entity of this Agreement will not (i) violate any provision of any Law applicable to any Parent Entity; (ii) violate any order, judgment or decree applicable to any Parent Entity; or (iii) contravene, conflict with, violation any provision of, result in any breach of, or require the consent of any Person under, (A) any Contract to which any Parent Entity is a party, or by which they or any of their respective properties or assets are bound or affected, or (B) the terms, conditions or provisions of the Organizational Documents of the Parent Entities, except in the case of clauses (i) and (ii) above, for such violations, conflicts, contraventions or consents that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(d) Consents and Approvals. The execution and delivery by each Parent Entity of this Agreement does not, and the performance of each Parent Entity’s obligations hereunder, require any Parent Entity to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority, except such filings and authorizations as may be required under the Exchange Act or, if not obtained or made, would not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect.

(e) Absence of Litigation. To the Knowledge of Parent, there are no pending Proceedings against or affecting the Parent Entities or any of their respective properties or assets at law or in equity before any Governmental Authority that, if determined adversely to such Parent Entity, have had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Termination. This Agreement shall terminate upon the earlier of (a) the date of a Partnership Adverse Recommendation Change and (b) the Termination Date. Neither the provisions of this Section 6.1 nor the termination of this Agreement shall relieve (x) any party hereto from any liability of such party to any other party incurred prior to such termination or (y) any party hereto from any liability to any other party arising out of or in connection with a breach of this Agreement. Nothing in the Merger Agreement shall relieve any Parent Entity from any liability arising out of or in connection with a breach of this Agreement.

Section 6.2 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile (which is confirmed) or electronic transmission, or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

if to the Parent Entities to:

PBF Energy Inc.

One Sylvan Way, Second Floor

Parsippany, New Jersey 07054

Attention:    President

Email:         [****]

with a copy (which shall not constitute notice) to:

PBF Energy Inc.

One Sylvan Way, Second Floor

Parsippany, New Jersey 07054

Attention:    General Counsel

Email:         [****]

with a copy (which shall not constitute notice) to:

Hunton Andrews Kurth LLP

600 Travis Street, Suite 4200

Houston, Texas 77002

Attention:    Philip Haines

Email:         [****]

if to Partnership, to:

PBF Logistics LP

One Sylvan Way, Second Floor

Parsippany, New Jersey 07054

Attention:    Chairman of the Conflicts Committee of the Board of Directors of PBF Logistics GP LLC

Email:         [****]

with a copy to (which shall not constitute notice) to:

Baker Botts L.L.P.

30 Rockefeller Plaza

New York, New York 10112

Attention:    Michael Swidler

Email:         [****]

Section 6.3 Amendment; Waiver.

(a) This Agreement shall not be amended or modified except by written instrument duly executed by each of the parties; provided, however, that, Partnership may not, without the prior written approval of the GP Conflicts Committee, agree to any amendment, modification or waiver of this Agreement.

(b) No waiver of any term or provision of this Agreement shall be effective unless in writing, signed by the party against whom enforcement of the same is sought. The grant of a waiver in one instance does not constitute a continuing waiver in any other instances. No failure by any party to exercise, and no delay by any party in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof.

Section 6.4 Counterparts; Electric Signatures. This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Signatures to this Agreement transmitted by electronic mail in.pdf form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document (including DocuSign), will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures. No party shall be bound until such time as the other parties have executed counterparts of this Agreement.

Section 6.5 Assignment and Binding Effect. Except in connection with a permitted Transfer pursuant to Article II, no party may assign, delegate or otherwise transfer this Agreement or any of its rights or obligations hereunder, by operation of law or otherwise, without the prior written consent of the other parties, and any such attempted assignment, delegation or transfer shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors, permitted transferees and permitted assigns. Except as expressly set forth in the prior sentence, (a) none of the provisions of this Agreement shall be for the benefit of or enforceable by any third party, including any creditor of any party hereto or any of their Affiliates, and (b) no such third party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any claim in respect of any liability (or otherwise) against any other party hereto.

Section 6.6 Conspicuous & Headings. THE PARTIES AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE OR ENFORCEABLE, THE PROVISIONS IN THIS AGREEMENT IN BOLD-TYPE OR ALL-CAPS FONT ARE “CONSPICUOUS” FOR THE PURPOSE OF ANY APPLICABLE LAW. The headings of the several articles and sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

Section 6.7 Entire Agreement. This Agreement, the Merger Agreement and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all previous agreements, negotiations, discussions, understandings, writings, commitments and conversations between the parties with respect to such subject matter. No agreements or understandings exist among the parties other than those set forth or referred to herein or therein.

Section 6.8 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby, as the case may be, is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties. In the event the parties are not able to agree, such provision shall be construed by limiting and reducing it so that such provision is valid, legal, and fully enforceable while preserving to the greatest extent permissible the original intent of the parties; the remaining terms and conditions of this Agreement shall not be affected by such alteration.

Section 6.9 No Partnership, Agency or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture, any like relationship between the parties hereto or a presumption that the parties are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by this Agreement.

Section 6.10 Governing Law; Venue; Waiver of Jury Trial.

(a) THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

(b) EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, RELATING TO OR RESULTING FROM THIS AGREEMENT, OR THE CONTEMPLATED TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 6.10.

(c) THE PARTIES HEREBY AGREE THAT ANY SUIT, ACTION OR PROCEEDING SEEKING TO ENFORCE ANY PROVISION OF, OR BASED ON ANY MATTER RELATING TO, ARISING OUT OF OR RESULTING FROM OR IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER IN CONTRACT, TORT OR OTHERWISE, SHALL BE BROUGHT IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR IF SUCH COURT DOES NOT HAVE JURISDICTION, IN ANY FEDERAL COURT WITHIN THE STATE OF DELAWARE ONLY, AND THAT ANY CAUSE OF ACTION RELATING TO, ARISING OUT OF OR

RESULTING FROM THIS AGREEMENT SHALL BE DEEMED TO HAVE ARISEN FROM A TRANSACTION OF BUSINESS IN THE STATE OF DELAWARE. EACH OF THE PARTIES HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF SUCH COURTS (AND OF THE APPROPRIATE APPELLATE COURTS THEREFROM) IN ANY SUCH SUIT, ACTION OR PROCEEDING AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT ANY SUCH SUIT, ACTION OR PROCEEDING THAT IS BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO AGREES THAT A JUDGMENT IN ANY SUCH ACTION MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(d) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the delivery of a copy thereof in accordance with the provisions of Section 6.2 or in such other manner as may be permitted by law.

Section 6.11 Expenses. Except as provided in the Merger Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

Section 6.12 Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated by this Agreement may only be brought against, the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement and not otherwise), no past, present or future director, manager, officer, employee, incorporator, member, partner, equity holder, Affiliate, agent, attorney, advisor, consultant or Representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more party under this Agreement (whether for indemnification or otherwise) or of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated by this Agreement.

Section 6.13 Injunctive Relief. The parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the parties. Prior to the termination of this Agreement pursuant to Section 6.1, it is accordingly agreed that the parties shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, in each case in accordance with this Section 6.13, this being in addition to any other remedy to which they are entitled under the terms of this Agreement at applicable Law or in equity. Each party accordingly agrees (a) the non-breaching party will be entitled to injunctive and other equitable relief, without proof of actual damages; and (b) the alleged breaching party will not raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement and will not plead in defense thereto that there are adequate remedies under applicable Law, all in accordance with the terms of this Section 6.13. Each party further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6.13, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 6.14 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Partnership any direct or indirect ownership or incidence of ownership of or with respect to the Parent Common Units. All rights, ownership and economic benefits of and relating to the Parent Common Units shall remain vested in and belong to the Parent Entities, and Partnership shall not have any authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of any Parent Entity or exercise any power or authority over any Parent Entity in the voting or disposition of any Parent Common Units, except as otherwise expressly provided herein.

Section 6.15 Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles or Sections, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed or caused this Agreement to be executed in counterparts, all as of the day and year first above written.

PBF ENERGY INC.

By:	/s/ Thomas J. Nimbley
Name:	Thomas J. Nimbley
Title:	Chief Executive Officer

PBF ENERGY COMPANY LLC

By: PBF Energy Inc., its managing member

By:	/s/ Thomas J. Nimbley
Name:	Thomas J. Nimbley
Title:	Chief Executive Officer

[Signature Page to Voting and Support Agreement]

PBF LOGISTICS LP
By: PBF Logistics GP LLC, its general partner

By:	/s/ Matthew Lucey
Name:	Matthew Lucey
Title:	Executive Vice President

[Signature Page to Voting and Support Agreement]